SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2012

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2012, the Board of Directors of The Timken Company (the “Company”) increased the size of its Board of Directors from eleven to twelve members and elected Diane C. Creel as a Director to fill the vacancy. Ms. Creel is the recently retired Chairman, Chief Executive Officer and President of Ecovation, Inc. and is currently a consultant to clients primarily in the engineering, architecture, and construction industries. Ms. Creel will serve as a Class II Director of the Company for a term beginning at the next meeting of the Board of Directors and expiring at the 2013 Annual Meeting of Shareholders of the Company. Ms. Creel has not been appointed to any of the Company’s standing committees at this time.

In connection with her appointment to the Board of Directors, Ms. Creel will receive the same compensation as all other non-employee directors of the Company as disclosed in the Company’s 2012 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission. Ms. Creel and the Company also entered into the Company’s standard indemnification agreement, the form of which has been previously filed with the Securities and Exchange Commission.

On June 15, 2012, the Company issued a press release regarding Ms. Creel’s appointment to the Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release of The Timken Company dated June 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Senior Vice President and General Counsel

Date:  June 15, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 15, 2012